UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report February 26, 2026

(Date of earliest event reported)

VISTA GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

8310 S VALLEY HWY, suite 300, ENGLEWOOD, colorado 80112

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VGZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 26, 2026, Vista Gold Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with  CIBC World Markets Inc., as the sole bookrunner (the “Sole Bookrunner”), and the underwriters signatory to the Underwriting Agreement as set forth in Schedule 1 thereto (such underwriters, the “Co-Managers” and, collectively with the Sole Bookrunner, the “Underwriters”), providing for the issuance and sale by the Company (the “Offering”) of 15,600,000 common shares of the Company at a public offering price of US$2.50 per share for aggregate gross proceeds of approximately US$39 million.

In addition, the Company granted the Underwriters an option to purchase up to 2,340,000 additional common shares from the Company for a period of 30 days from February 26, 2026 to cover over-allotments, if any, and for market stabilization purposes.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, conditions to closing and indemnification provisions, as well as a form lock-up agreement that was signed by certain of the Company’s directors and officers, filed herewith as Exhibit “A” to Exhibit 1.1.

The Company agreed to pay the Underwriters a commission equal to 5% of the aggregate gross proceeds of the offering, including any additional common shares sold pursuant to the exercise of the option. The Company also agreed to reimburse the Underwriters for customary fees and expenses up to US$475,000.

The common shares and common shares issuable upon exercise of the option are registered pursuant to the Company’s registration statement on Form S-3 (File No. 333-282706) relating to the securities described above as filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 17, 2024, effective on November 8, 2024 and a prospectus supplement thereto filed with the SEC on February 27, 2026.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On February 25, 2026, the Company issued a press release regarding the announcement of its offering of common shares, a copy of which is attached to this report as Exhibit 99.1. In accordance with General Instruction B.1 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the United States Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

On February 26, 2026, the Company issued a press release regarding the pricing of the offering of common shares, a copy of which is attached to this report as Exhibit 99.2. In accordance with General Instruction B.1 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the United States Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 26, 2026
5.1	Borden Ladner Gervais LLP Opinion
99.1**	Press Release, dated February 25, 2026
99.2**	Press Release, dated February 26, 2026
99.3	Consent of Borden Ladner Gervais LLP (contained in Exhibit 5.1)
104	Interactive Data Cover Page

** The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP.
(Registrant)

Dated: March 2, 2026	By:	/s/ Frederick H. Earnest
Frederick H. Earnest
President and Chief Executive Officer